                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM 8-K

                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                               February 23, 2000
             ------------------------------------------------------
                Date of Report (Date of earliest event reported)

                           Concur Technologies, Inc.
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             (Exact name of Registrant as specified in its charter)

        Delaware                       000-25137                    91-1608052
------------------------       ------------------------        -------------------
(State of incorporation)       (Commission file number)         (I.R.S. Employer
                                                               Identification No.)

                             6222 185th Avenue NE
                           Redmond, Washington 98052
         ------------------------------------------------------------
         (Address of principal executive offices, including zip code)

                                (425) 702-8808
         ------------------------------------------------------------
              (Registrant's telephone number, including area code)
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Item 5:  Other Events

     On February 23, 2000, Concur Technologies, Inc. announced that it had entered into strategic alliance agreements with Nortel Networks Corporation and SAFECO Corporation. In connection with those agreements, Nortel Networks and SAFECO will invest a total of $35 million to purchase approximately 1.5 million shares of Concur common stock, and that Nortel Networks and SAFECO will receive warrants to purchase additional Concur common stock. The warrants will be exercisable at the greater of $30.26 or 50 percent of the common stock price on prescribed dates based on achieving certain annual targets for revenue derived in connection with the arrangements with Nortel Networks and SAFECO over the next five years. Nortel and SAFECO each agreed to resell certain of Concur's products. Also, Nortel agreed to include Concur's eWorkplace business portal as a hosted application providing access to Concur Business Advantage, and SAFECO agreed to provide certain insurance and business equipment lending products through Concur Advantage. The President of SAFECO Life & Investments agreed to join Concur's Board of Directors.

Item 7:  Financial Statements and Exhibits.

         (c)  Exhibits

     Number  Description
     ------  -----------
     99.01   Press release dated February 23, 2000
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 Concur Technologies, Inc.



Date:  February 23, 2000         By:  /s/  Sterling R. Wilson
                                    ---------------------------
                                    Sterling R. Wilson
                                    Executive Vice President of Operations
                                    and Chief Financial Officer
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                                 Exhibit Index
                                 -------------
Number    Description
------    -----------

99.01     Press release dated February 23, 2000